Exhibit 16.1

September 15, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 14 of the Registration Statement on Form 10, dated September 15, 2016, of Golub Capital Investment Corporation and are in agreement with the statements concerning our firm.

/s/ RSM US LLP